As Filed with the Securities and Exchange Commission on February 22, 2001
                                                         Registration No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ----------------------

                                   Form S-8

                            REGISTRATION STATEMENT

                                     Under

                          THE SECURITIES ACT OF 1933

                            ----------------------


                     Ciba Specialty Chemicals Holding Inc.
            (Exact name of registrant as specified in its charter)



          Switzerland N/A
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                              Klybeckstrasse 141
                            4002 Basel, Switzerland

                   (Address of Principal Executive Offices)
                            ----------------------
           1997 Leveraged Executive Asset Plan for Key Executives of
                     Ciba Specialty Chemicals Corporation

             Ciba Specialty Chemicals Corporation 1998 Stock Plan

          Ciba Specialty Chemicals Corporation 1999 Stock Option Plan

                          (Full titles of the plans)
                            ----------------------
                             CT Corporation System
                        111 Eighth Avenue (13th Floor)
                              New York, NY 10011
                                (212) 894-8940

 (Name, address and telephone number, including area code, of agent for service)
                            ----------------------
                                   Copy to:
                            Philip A. Gelston, Esq.
                            Cravath, Swaine & Moore
                               825 Eighth Avenue
                              New York, NY 10019
                            ----------------------

===============================================================================


This Registration Statement, including all exhibits filed herewith, contains 50 pages numbered sequentially.


                        CALCULATION OF REGISTRATION FEE

                                                                                      Proposed
                Title of                       Amount          Proposed maximum        maximum        Amount of
               securities                      to be          offering price per  aggregate offering registration
            to be registered                registered[1]       ADS (share)[2]         price[2]          fee

American Depositary Shares ("ADSs"), each   1,764,094 ADSs    $31.68 per ADS      $55,886,497.92     $13,971.63
representing one half of one ordinary share  (882,047        ($63.36 per
par value CHF 10 per share (the "Ordinary     Ordinary        Ordinary Share)
Shares"), and the Ordinary Shares             Shares)
underlying the ADSs
---------------------------------------------------------------------------------- ------------------ --------------


[1] The number of ADSs of Ciba Specialty Chemicals Holding Inc. (the "Company") (each representing one half of one Ordinary Share) being registered represents the number of ADSs that may be issued under the Company's wholly-owned subsidiary's employee benefit plans. This Registration Statement is being filed to register 324,410 ADSs that may be issued under the 1997 Leveraged Executive Asset Plan for Key Executives of Ciba Specialty Chemicals Corporation, 263,326 ADSs that may be issued under the Ciba Specialty Chemicals Corporation 1998 Stock Plan, and 1,176,358 ADSs that may be issued under the Ciba Specialty Chemicals Corporation 1999 Stock Option Plan, and in each case, the Ordinary Shares underlying such ADSs.

[2] Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, and based on the average of the high and low prices of the Company's ADSs (each representing one half of one Ordinary Share) reported on the New York Stock Exchange on February 20, 2001.

                                    Part I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "Securities Act"). These documents and the document incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Ciba Specialty Chemicals Holding Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          a) The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2000.

          b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000.

          c) The description of the Company's Ordinary Shares, par value CHF 10 per share (the "Ordinary Shares"), contained in the Company's Registration Statement on Form 20- F, filed with the Commission on July 24, 2000, pursuant to Section 12 of the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the ADSs (and the Ordinary Shares underlying such ADSs) being offered hereby has been passed upon by Peter Sidler, Esq., Senior Tax and Corporate Counsel in Switzerland of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The registrant has provided for the indemnification of directors and officers with respect to general civil liability they may incur in connection with their activities on behalf of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit Number                          Description
--------------                          -----------
4.1* Articles of Association of the Company dated April 13, 2000, as amended (incorporated by reference from the Company's Registration Statement on Form 20-F, filed with the Commission on July 24, 2000)

4.2 1997 Leveraged Executive Asset Plan for Key Executives of Ciba Specialty Chemicals Corporation

4.3                 Ciba Specialty Chemicals Corporation 1998 Stock Plan

4.4 Ciba Specialty Chemicals Corporation 1999 Stock Option Plan (included in Exhibit 4.3)

4.5* Form of Ordinary Share Certificate (incorporated by reference from the Company's Registration Statement on Form 20-F, filed with the Commission on July 24, 2000)

5.1 Opinion of Peter Sidler, Esq. as to the validity of the securities being registered

23.1                Consent of Arthur Andersen AG

23.2                Consent of Peter Sidler, Esq. (included in Exhibit 5.1)

24.1                Power of Attorney

--------------------
* Previously filed.

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Ciba Specialty Chemicals Holding Inc. certifies that it has reasonable grounds to believe that all the requirements for filing on Form S-8 are met and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned thereunto duly authorized, in Basel, Switzerland, on February 22, 2001.

                                        CIBA SPECIALTY CHEMICALS HOLDING
                                        INC.

                                        By
                                              /s/ Michael Jacobi

                                              Name:    Michael Jacobi
                                              Title:   Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit                         Description             Sequentially
Number                                                  Numbered Page


4.1*       Articles of Association of the Company
           dated April 13, 2000, as amended
           (incorporated by reference from the
           Company's Registration Statement on
           Form 20-F, filed with the Commission
           on July 24, 2000)

4.2        1997 Leveraged Executive Asset Plan               9
           for Key Executives of Ciba Specialty
           Chemicals Corporation

4.3        Ciba Specialty Chemicals Corporation             22
           1998 Stock Plan

4.4        Ciba Specialty Chemicals Corporation
           1999 Stock Option Plan (included in
           Exhibit 4.3)

4.5*       Form of Ordinary Share Certificate
           (incorporated by reference from the
           Company's Registration Statement on
           Form 20-F, filed with the Commission
           on July 24, 2000)

5.1        Opinion of Peter Sidler, Esq. as to the
           validity of the securities being registered      46

23.1       Consent of Arthur Andersen AG                    48

23.2       Consent of Peter Sidler, Esq. (included
           in Exhibit 5.1)

24.1       Power of Attorney                                49

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* Previously filed.